As filed with the U.S. Securities and Exchange Commission on July 14, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal ETF Trust
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)
See list below
(I.R.S. Employer Identification Number)

Tidal ETF Trust
898 N Broadway, Suite 2
Massapequa, NY 11758
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
iClima Global Decarbonization Transition Leaders ETF	NYSE Arca, Inc.
iClima Distributed Renewable Energy Transition Leaders ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-227298

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Item 1.     Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 67 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-227298 and 811-23377), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-21-004474) on July 14, 2021, which is incorporated herein by reference.

The Trust currently consists of twenty-seven series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
iClima Global Decarbonization Transition Leaders ETF	87-1103829
iClima Distributed Renewable Energy Transition Leaders ETF	87-1092590

Item 2.     Exhibits

A.
Certificate of Trust dated June 4, 2018, as filed with the state of Delaware on June 4, 2018, for Tidal ETF Trust (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on September 12, 2018.

B.
Registrant’s Declaration of Trust, adopted June 4, 2018 is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Initial Registration Statement on Form N‑1A, as filed with the SEC on September 12, 2018.

C.
Registrant’s Amended and Restated By-Laws, adopted December 18, 2018 are incorporated herein by reference to Exhibit (b) to Registrant’s Amended Initial Registration Statement on Form N-1A Pre-Effective Amendment No. 1, as filed with the SEC on December 21, 2018.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal ETF Trust

July 14, 2021

By: /s/ Eric W. Falkeis
Name: Eric W. Falkeis
Title: President